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                                              Registration No. 33-22847
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      POST EFFECTIVE AMENDMENT NUMBER 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            KRUG INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

             Ohio                                         31-0621189
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            KRUG INTERNATIONAL CORP.
                        900 CIRCLE 75 PARKWAY, SUITE 1300
                                ATLANTA, GA 30339
                                 (770) 933-7000
                (Name, address, including zip code, and telephone
    number, including area code, of registrant's principal executive offices)

                            KRUG INTERNATIONAL CORP.
                        1985 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                JAMES J. MULLIGAN
                                    SECRETARY
                               MULLIGAN & MULLIGAN
                              812 TIMBERLAKE COURT
                               DAYTON, OHIO 45429
                                 (937) 298-2226
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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         On June 28, 1985, KRUG International Corp. ("the Corporation") filed a
Registration Statement on Form S-8 (#33-22847) registering the offering of 250,000 Common Shares of the Corporation that might be issued under its 1985 Incentive Stock Option Plan. The offering has terminated. In accordance with item (512)(a)(iii) of Regulation S-K, the Corporation hereby withdraws from registration 284,997 Shares (after adjustment for stock dividends and stock splits) that were registered but at the termination of the offering remained unsold.



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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment Number 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 17th day of August, 1998.

                                       KRUG INTERNATIONAL CORP.


                                       By:  /s/ Charles Linn Haslam
                                            ----------------------------------
                                            Charles Linn Haslam, Chairman and
                                            Chief Executive Officer

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

--------------------------------------------------------------------------------
              Name                        Title                    Date
--------------------------------------------------------------------------------

/s/ Charles Linn Haslam            Chairman and               August 17, 1998
-------------------------------    Chief Executive
Charles Linn Haslam                Officer
                                   (principal executive
                                   officer)

/s/ Robert M. Thornton, Jr.        Director, President        August 17, 1998
-------------------------------    and Chief Financial
Robert M. Thornton, Jr.            Officer (principal
                                   financial officer)

/s/ Mark J. Stockslager            Principal Accounting       August 17, 1998
-------------------------------    Officer (principal
Mark J. Stockslager                accounting officer)

                                   Director                   August 17, 1998
-------------------------------
Bernee D.L. Strom

/s/ James J. Mulligan              Director and Secretary     August 17, 1998
-------------------------------
James J. Mulligan

/s/ Karen Brenner                  Director                   August 17, 1998
-------------------------------
Karen Brenner

/s/ T. Wayne Holt                  Director                   August 17, 1998
-------------------------------
T. Wayne Holt

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